Exhibit 99.1

UNIVERSAL ELECTRONICS REPORTS FIRST QUARTER 2019 RESULTS
SCOTTSDALE, AZ – May 2, 2019 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC), the worldwide leader in sensing and control technologies for the smart home, reported financial results for the three months ended March 31, 2019.

Paul Arling, UEI’s chairman and CEO, stated, “During the first quarter, based on solid execution across the board, we exceeded our bottom line expectations. Demand for the connected home remains strong, and entering the second quarter, we have a wider array of customers than ever. Leading companies across the world in telecom, consumer electronics, and traditional cable and satellite are developing, testing, and shipping advanced, 2-way, IP-connected home entertainment systems. Combined with our ongoing success in home automation, we are well positioned to deliver consistent and profitable growth.”
Financial Results for the Three Months Ended March 31: 2019 Compared to 2018

•	GAAP net sales were $184.2 million, compared to $164.7 million; Adjusted Non-GAAP net sales were $182.7 million, compared to $165.2 million.

•	GAAP gross margins were 21.7%, compared to 22.6%; Adjusted Non-GAAP gross margins were 25.8%, compared to 23.9%.

•	GAAP operating income was $1.7 million, compared to $0.9 million; Adjusted Non-GAAP operating income was $14.6 million, compared to $6.1 million.

•
GAAP net loss was $1.0 million, or $0.07 per share, compared to a net loss of $0.6 million or $0.04 per share; Adjusted Non-GAAP net income was $11.3 million, or $0.82 per diluted share, compared to $4.1 million, or $0.29 per diluted share.

•	At March 31, 2019, cash and cash equivalents were $44.9 million.

Bryan Hackworth, UEI’s CFO, stated, “We are progressing as expected with the transition of approximately 40 percent of production volume from China to Mexico and the Philippines in an effort to offset the impact of the increased tariffs. We remain on track for this transition to be completed by this summer. Further, our 2019 strategic initiatives to streamline the business are beginning to improve operating efficiencies and are enabling us to invest in product innovation, technologies and new markets.”

Financial Outlook

For the second quarter of 2019, the company expects GAAP net sales to range between $180 million and $190 million, compared to $162.5 million in the second quarter of 2018. GAAP earnings per diluted share for the second quarter of 2019 are expected to range from $0.20 to $0.30, compared to GAAP earnings per diluted share of $1.60 in the second quarter of 2018. During the second quarter of 2018, UEI sold its Guangzhou factory and recognized a gain of $37.0 million.
For the second quarter of 2019, the company expects Adjusted Non-GAAP net sales to range between $178 million and $188 million, compared to $162.4 million in the second quarter of 2018. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.70 to $0.80, compared to Adjusted Non-GAAP earnings per diluted share of $0.15 in the second quarter of 2018. The second quarter 2019 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.50 per share related to, among other things, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, foreign currency gains and losses, excess manufacturing overhead and factory transition costs, recently enacted U.S. tariffs on goods manufactured in China, restructuring costs and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, May 2, 2019 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2019 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 6581398. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 6581398.

Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of increased U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of increased U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead and factory transition costs, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and amortization of intangibles acquired. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of increased U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the related tax effects of all adjustments and adjustments to certain deferred tax assets resulting from tax incentives at one of our China factories. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Contacts:
Paul Arling, Chairman & CEO, UEI 480.530.3000; Kirsten Chapman, LHA Investor Relations 415.433.3777
Note on Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and the periodic reports filed thereafter. Risks that could affect forward-looking statements in this press release include our ability to anticipate the needs and wants of our customers, new and existing, and timely develop and deliver products and technologies that will meet those needs and wants, including our advanced control products, our intuitive 2-way home entertainment technologies, and our home automation and sensing products and technologies; management's ability to manage its business to achieve its net sales, margins, and earnings as guided, including management’s ability to improve operating costs and efficiencies at acceptable levels through cost containment efforts including moving our administrative, operations, and manufacturing facilities to lower cost jurisdictions, and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of May 2, 2019. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$44,895	$53,207
Accounts receivable, net	158,071	144,689
Contract assets	26,001	25,572
Inventories, net	149,966	144,350
Prepaid expenses and other current assets	10,024	11,638
Income tax receivable	2,255	997
Total current assets	391,212	380,453
Property, plant and equipment, net	94,036	95,840
Goodwill	48,448	48,485
Intangible assets, net	23,237	24,370
Operating lease right-of-use assets	21,315	—
Deferred income taxes	1,741	1,833
Other assets	2,366	4,615
Total assets	$582,355	$555,596
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,715	$107,282
Line of credit	106,500	101,500
Accrued compensation	33,864	33,965
Accrued sales discounts, rebates and royalties	7,813	9,574
Accrued income taxes	1,881	3,524
Other accrued liabilities	31,669	24,011
Total current liabilities	289,442	279,856
Long-term liabilities:
Operating lease obligations	17,520	—
Contingent consideration	4,846	8,435
Deferred income taxes	3,722	930
Income tax payable	1,640	1,647
Other long-term liabilities	13	1,768
Total liabilities	317,183	292,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,018,606 and 23,932,703 shares issued on March 31, 2019 and December 31, 2018, respectively	240	239
Paid-in capital	278,801	276,103
Treasury stock, at cost, 10,159,205 and 10,116,459 shares on March 31, 2019 and December 31, 2018, respectively	(277,104)	(275,889)
Accumulated other comprehensive income (loss)	(18,548)	(20,281)
Retained earnings	281,783	282,788
Total stockholders’ equity	265,172	262,960
Total liabilities and stockholders’ equity	$582,355	$555,596

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net sales	$184,163	$164,698
Cost of sales	144,289	127,496
Gross profit	39,874	37,202
Research and development expenses	6,791	6,051
Selling, general and administrative expenses	31,420	30,247
Operating income	1,663	904
Interest income (expense), net	(1,206)	(1,070)
Other income (expense), net	(466)	(587)
Income (loss) before provision for income taxes	(9)	(753)
Provision for income taxes (benefit)	996	(166)
Net income (loss)	$(1,005)	$(587)

Earnings (loss) per share:
Basic	$(0.07)	$(0.04)
Diluted	$(0.07)	$(0.04)
Shares used in computing earnings (loss) per share:
Basic	13,827	14,087
Diluted	13,827	14,087

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash provided by (used for) operating activities:
Net income (loss)	$(1,005)	$(587)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	8,019	8,243
Provision for doubtful accounts	3	4
Provision for inventory write-downs	2,537	756
Deferred income taxes	2,966	913
Shares issued for employee benefit plan	347	336
Employee and director stock-based compensation	1,918	2,204
Performance-based common stock warrants	434	471
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(14,056)	(266)
Inventories	(6,519)	1,372
Prepaid expenses and other assets	735	(455)
Accounts payable and accrued liabilities	3,017	(21,160)
Accrued income taxes	(2,943)	(3,774)
Net cash provided by (used for) operating activities	(4,547)	(11,943)
Cash provided by (used for) investing activities:
Acquisitions of property, plant and equipment	(2,800)	(9,314)
Acquisitions of intangible assets	(653)	(571)
Net cash provided by (used for) investing activities	(3,453)	(9,885)
Cash provided by (used for) financing activities:
Borrowings under line of credit	25,000	13,000
Repayments on line of credit	(20,000)	(10,000)
Proceeds from stock options exercised	—	439
Treasury stock purchased	(1,215)	(615)
Contingent consideration payments in connection with business combinations	(4,251)	(3,858)
Net cash provided by (used for) financing activities	(466)	(1,034)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	154	832
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,312)	(22,030)
Cash, cash equivalents and restricted cash at beginning of year	53,207	67,339
Cash, cash equivalents and restricted cash at end of period	$44,895	$45,309

Supplemental cash flow information:
Income taxes paid	$1,942	$2,893
Interest paid	1,186	1,164

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net sales:
Net sales - GAAP	$184,163	$164,698
U.S. tariffs on goods imported from China (1)	(1,916)	—
Stock-based compensation for performance-based warrants	434	471
Adjusted Non-GAAP net sales	$182,681	$165,169

Cost of sales:
Cost of sales - GAAP	$144,289	$127,496
U.S. tariffs on goods imported from China (1)	(5,410)	—
Excess manufacturing overhead and factory transition costs (2)	(3,272)	(1,553)
Adjustments to acquired tangible assets (3)	(120)	(158)
Stock-based compensation expense	(28)	(17)
Amortization of acquired intangible assets	—	(37)
Adjusted Non-GAAP cost of sales	135,459	125,731
Adjusted Non-GAAP gross profit	$47,222	$39,438

Gross margin:
Gross margin - GAAP	21.7%	22.6%
U.S. tariffs on goods imported from China (1)	2.1%	—%
Stock-based compensation for performance-based warrants	0.2%	0.3%
Excess manufacturing overhead and factory transition costs (2)	1.7%	0.9%
Adjustments to acquired tangible assets (3)	0.1%	0.1%
Stock-based compensation expense	0.0%	0.0%
Amortization of acquired intangible assets	—%	0.0%
Adjusted Non-GAAP gross margin	25.8%	23.9%

Operating expenses:
Operating expenses - GAAP	38,211	36,298
U.S. tariffs on goods imported from China (1)	(724)	—
Stock-based compensation expense	(1,890)	(2,187)
Amortization of acquired intangible assets	(1,401)	(1,399)
Change in contingent consideration	(1,062)	751
Employee related restructuring and other costs	(515)	(112)
Adjusted Non-GAAP operating expenses	$32,619	$33,351

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating income:
Operating income - GAAP	$1,663	$904
U.S. tariffs on goods imported from China (1)	4,218	—
Stock-based compensation for performance-based warrants	434	471
Excess manufacturing overhead and factory transition costs (2)	3,272	1,553
Adjustments to acquired tangible assets (3)	120	158
Stock-based compensation expense	1,918	2,204
Amortization of acquired intangible assets	1,401	1,436
Change in contingent consideration	1,062	(751)
Employee related restructuring and other costs	515	112
Adjusted Non-GAAP operating income	$14,603	$6,087

Adjusted pro forma operating income as a percentage of net sales	8.0%	3.7%

Net income (loss):
Net income (loss) - GAAP	$(1,005)	$(587)
U.S. tariffs on goods imported from China (1)	4,218	—
Stock-based compensation for performance-based warrants	434	471
Excess manufacturing overhead and factory transition costs (2)	3,272	1,553
Adjustments to acquired tangible assets (3)	120	158
Stock-based compensation expense	1,918	2,204
Amortization of acquired intangible assets	1,401	1,436
Change in contingent consideration	1,062	(751)
Employee related restructuring and other costs	515	112
Foreign currency (gain) loss	403	605
Income tax provision on adjustments	(2,761)	(1,061)
Other income tax adjustments (4)	1,772	—
Adjusted Non-GAAP net income	$11,349	$4,140

Diluted shares used in computing earnings (loss) per share:
GAAP	13,827	14,087
Adjusted Non-GAAP	13,920	14,233

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.07)	$(0.04)
Total adjustments	$0.89	$0.33
Adjusted Non-GAAP diluted earnings per share	$0.82	$0.29

(1)
Includes incremental revenues and costs directly attributable to the increased U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment, duplicative labor efforts and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain in response to the increased U.S. tariffs on goods manufactured in China and imported into the U.S.

(2)
The three months ended March 31, 2019 include excess manufacturing overhead costs incurred as a result of expanding our manufacturing capacity in Mexico and transitioning certain of our manufacturing activities from China to Mexico. The three months ended March 31, 2018 include excess manufacturing costs incurred resulting from factory underutilization associated with ceasing manufacturing activities while transitioning our Asia operations onto our new global ERP system, which went live in Asia in April 2018.

(3)	Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.

(4)	The three months ended March 31, 2019 includes net deferred tax asset adjustments resulting from a lower statutory tax rate due to tax incentives at one of our China factories.